UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2015

Global Indemnity plc

(Exact name of registrant as specified in its charter)

Ireland	001-34809	98-0664891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25/28 North Wall Quay Dublin 1 Ireland	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +(353) (0) 1 618 0517

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

Effective December 6, 2015, Bruce Lederman, Raphael de Balmann, and Joseph W. Brown were appointed to the Board of Directors of Global Indemnity plc (the “Company”). Mr. Lederman was appointed as the Chairman of the Governance Committee and as a member of the Compensation & Benefits Committee and Investment Committee. Mr. de Balmann was appointed as a member of the Audit Committee, Investment Committee, Nominating Committee and Enterprise Risk Management Committee. Mr. Brown was named the Chairman of the Enterprise Risk Management Committee and a member of the Investment Committee and Nominating Committee.

There are no arrangements or understandings between Messrs. Lederman, de Balmann, and Brown and any other person pursuant to which they became Directors of the Company. They are not parties to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. They are not parties to any material plan, contract or arrangement or any grant or award under any such plan, contract or arrangement that was entered into in connection with their appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity plc

December 9, 2015	By:	/s/ Thomas M. McGeehan
	Name:	Thomas M. McGeehan
	Title:	Chief Financial Officer